UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 14, 2023

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000
1-4473	ARIZONA PUBLIC SERVICE COMPANY			86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events.

As discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, the Arizona Court of Appeals issued an opinion (the “Opinion”) on March 6, 2023, affirming in part and reversing in part the decision of the Arizona Corporation Commission (the “ACC”) in Arizona Public Service Company’s (“APS”) 2019 rate case. On May 8, 2023, the ACC filed a petition for review (the “Petition for Review”) to the Arizona Supreme Court requesting it to review the Opinion. On May 11, 2023, the ACC commissioners instructed the ACC’s legal division to engage in settlement discussions with APS on remand and to prepare a motion requesting the Arizona Supreme Court to suspend any action in the appeal.

      The ACC’s legal division and APS have reached a proposed resolution (the “Proposed Resolution”) of all issues arising from and related to the Opinion and Petition for Review, and on June 14, 2023, the ACC’s legal division and APS filed a joint notice with the ACC requesting approval of the resolution of Appeal of Decision No. 78317. Among other things, the Proposed Resolution provides for the following: (1) recovery on a going-forward basis of the $215.5 million in costs related to the installation of the Selective Catalytic Reduction (“SCR”) equipment at the Four Corners Power Plant, (2) reversal of the 20 basis point reduction of APS’s return on equity (“ROE”) and the ability for APS to recover on a going-forward basis the resulting revenue until the conclusion of APS’s next rate case, (3) recovery of lost revenue experienced by APS between December 2021 and June 2023 as to both the SCRs disallowance and the addition of 20 basis points in ROE during this period, and (4) a surcharge to effectuate recovery of the terms set forth in provisions 1, 2, and 3 above. Pursuant to the terms of the Proposed Resolution, the surcharge would become effective on or after July 1, 2023.

The ACC commissioners will vote on the Proposed Resolution, and, if it is adopted by the ACC, the ACC and APS will notify the Arizona Supreme Court that the parties have resolved this matter and the ACC will withdraw its Petition for Review. APS cannot predict the outcome of this proceeding nor the final terms of any resolution adopted by the ACC. APS also cannot predict any action the Arizona Supreme Court may or may not take in this proceeding.

      If the ACC fails to issue an order adopting the material terms of the Proposed Resolution, APS may withdraw its support of the Proposed Resolution and pursue, without prejudice, all available remedies.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: June 14, 2023	By: /s/ Andrew Cooper
Andrew Cooper
Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: June 14, 2023	By: /s/ Andrew Cooper
Andrew Cooper
Senior Vice President and
Chief Financial Officer